Mail to: Secretary of State     for office use only
                             Corporations Section
                           1560 Broadway, Suite 200
                               Denver, CO 80202
                                (303) 894-2251
                              Fax (303) 894-2242
MUST BE TYPED
FILING FEE: $25.00
MUST SUBMIT TWO COPIES

                             ARTICLES OF AMENDMENT
Please include a typed              TO THE
self-addressed envelope     ARTICLES OF INCORPORATION


Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:  The name of the corporation is    Corporate Finance Company

SECOND: The following amendment to the Articles of Incorporation was adopted on October 30, 1996, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

    ____      No shares have been issued or Directors elected - Action by
                  Incorporators.

    ____      No shares have been issued but Directors elected - Action by
                  Directors.

    __X_     Such amendment was adopted by the board of directors where shares have been issued.

    _____    Such amendment was adopted by a vote of the shareholders.  The number of shares voted for the amendment was sufficient for approval.

    The name of the Corporation is amended to: China Net & Technologies, Inc.

THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

               Not Applicable

If these amendments are to have a delayed effective date, please list that
date:      N.A.

               (Not to exceed ninety (90) days from the date of filing)

                                  Corporate Finance Company




                                   By: /s/ Leticia I. Tucker
                                        Its   Secretary
                                             Title